EXHIBIT 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report dated January 24, 1997, on the financial statements of Bolt Manufacturing Co., Inc. as of December 31, 1996 and 1995, and for each of the years then ended included herein in the Industrial Holdings, Inc. Registration Statement on Form S-2, Amendment No. 1.


WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
December 1, 1997